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                                                                     EXHIBIT 4.1

                       CERTIFICATE OF OWNERSHIP AND MERGER
                                     MERGING
                               THE GOOD GUYS, INC.
                                       AND
                                   GGUYS, INC.

                     (Pursuant to Section 253 of the General
                          Corporation Law of Delaware)


          The Good Guys, Inc., a Delaware corporation (the "Corporation"), does hereby certify:

          FIRST: That the Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware.

          SECOND: That the Corporation owns all of the outstanding shares of capital stock of GGuys, Inc., a Delaware corporation.

          THIRD: That the Corporation, by the following resolutions of its Board of Directors, duly adopted on the 28th day of February, 2001, determined to merge with the GGuys, Inc. on the conditions set forth in such resolutions:

               RESOLVED, that the GGuys, Inc. be merged with and into Corporation, and that Corporation shall assume all of the liabilities and obligations of GGuys, Inc.;

               RESOLVED FURTHER, that the Chief Executive
          Officer of the Corporation be and hereby is directed to execute a certificate of ownership and merger setting forth a copy of the resolution to merge GGuys, Inc. with and into the Corporation and to assume the liabilities and obligations of GGuys, Inc. and the date of adoption thereof and to file the same in the office of the Secretary of State of Delaware and in any and all other appropriate jurisdictions as prescribed by the laws of the State of Delaware.

          FOURTH: That the Corporation shall be the surviving corporation and upon the effectiveness of the merger of GGuys, Inc. with and into the Corporation, the name of the Corporation shall be changed to and shall be Good Guys, Inc.

          IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its Chief Executive Officer this 28th day of February, 2001.

                                          THE GOOD GUYS, INC.



                                      By: /s/ Ronald A. Unkefer
                                          --------------------------------
                                          Ronald A. Unkefer,
                                          Chief Executive Officer